Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Provides
Updated 2015 Full-Year Outlook for Foodservice

Company also provides preliminary first-quarter 2015 results

MANITOWOC, Wis. - April 16, 2015 - The Manitowoc Company, Inc. (NYSE: MTW) today announced updated full-year 2015 Foodservice guidance and provided preliminary first-quarter 2015 results.

For the full year, the company now anticipates Foodservice segment revenues to be approximately flat compared to 2014 revenues, while it continues to expect segment operating margins for the full-year 2015 to improve from 2014 in the mid-teen percentage range.

The company is reaffirming the remainder of its full-year 2015 outlook:

•	Crane revenue - mid single-digit percentage decline

•	Crane operating margins - high single-digit percentage

•	Capital expenditures - approximately $85 million

•	Depreciation & amortization - approximately $110 million

•	Interest expense - approximately $80 million

•	Amortization of deferred financing fees - approximately $4 million

•	Total leverage - below 3x debt-to-EBITDA

•	Effective tax rate - mid-to-high 20 percent range

“During the first quarter, we saw pockets of improvement within our Crane business, despite the ongoing macroeconomic headwinds that have stifled global growth. However, our Foodservice results continued to be negatively impacted by reduced capex spending by large chains, as well as ongoing cost issues related to the launch of our KitchenCare operations,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “While we are modestly revising our full-year 2015 Foodservice business outlook, we anticipate improving results as we move through the year.”

For the first-quarter 2015, enterprise net sales are expected to be approximately $752 million versus $850 million in the first quarter of 2014. The company also expects a first-quarter 2015 loss from continuing operations, before tax, of $9.5 million versus earnings from continuing operations, before tax, of $8.6 million in the first quarter of 2014. First-quarter 2014 earnings were net of $25.3 million of costs associated with refinancing the company’s credit agreement. The year-over-year declines resulted from two strong product rollouts that benefited Foodservice in 2014, reduced capex spending by large restaurant chains, lower boom truck and rough-terrain revenues, and unfavorable foreign exchange impacts in both segments.

Manitowoc remains on track regarding the separation of its Cranes and Foodservice businesses, which is anticipated to occur during the first quarter of 2016.

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with 92 manufacturing, distribution, and service facilities in 25 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry. Manitowoc is also one of the world's leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In addition, both segments are complemented by a slate of industry-leading product support services. In 2014, Manitowoc’s revenues totaled $3.9 billion, with approximately half of these revenues generated outside of the United States.

Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•	unexpected issues and costs related to the launch and ongoing operations of KitchenCare;

•	changes in capital expenditures and growth plans by large foodservice chains;

•
foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720